Exhibit 99.1

211 Commerce Street • Suite 800 • Nashville, Tennessee 37201 • www.caremark.com • (615) 743-6600

FOR IMMEDIATE RELEASE

CAREMARK BOARD UNANIMOUSLY AFFIRMS COMMITMENT TO CVS MERGER

Rejects Express Scripts Proposal as Not in the Best Interests of Caremark

and Its Shareholders

NASHVILLE, TN – January 7, 2007 – Caremark Rx, Inc. (NYSE: CMX) announced today that its Board of Directors, after thorough consideration and consultation with its legal and financial advisors, has determined that the Express Scripts proposal does not constitute, and is not reasonably likely to lead to, a superior proposal. The Board has unanimously concluded that pursuing discussions with Express Scripts is not in the best financial or strategic interests of Caremark and its shareholders. The Board has unanimously affirmed its strong commitment to Caremark’s pending merger of equals with CVS Corp.

Compelling Strategic Benefits of CVS/Caremark Merger

The Caremark Board remains convinced that its pending combination with CVS will define and lead the next evolution of the pharmaceutical services industry, providing substantial strategic and financial benefits. Caremark believes that a combination with CVS will most effectively address the rapidly changing dynamics of today’s healthcare system and improve the delivery of pharmaceutical services, resulting in significant upside for shareholders.

The combination, which has received strong support from customers, will result in new and innovative programs, unparalleled access and more personalized services for consumers. The combined company will offer employers, health plans and consumers fully integrated end-to-end pharmaceutical services, from plan design to claims processing to retail and mail order prescription fulfillment. In addition, the merger is expected to enhance clinical outcomes, improve formulary compliance and ensure appropriate utilization of drug therapy.

Caremark believes that its merger with CVS will allow it to create differentiated services for its customers that will lead to greater choice, higher mail utilization rates, increased generic substitution rates, and more effective pharmaceutical trend management, resulting in better control over healthcare costs for employers, health plans and consumers.

Consumers also will benefit from the combination of Caremark’s and CVS’s complementary specialty pharmacy capabilities, creating a comprehensive mail and retail based specialty pharmacy business. In addition, the merger will result in new and broader disease management and wellness services delivered through Caremark’s and CVS’s combined 21,000 pharmacists and nurse practitioners along with Caremark’s analytic capabilities and clinical programs.

The merger with CVS presents limited integration risk and significant opportunities for synergies between the two companies. The combination is now expected to create in excess of $500 million in realizable cost synergies related to the combination of Caremark’s and CVS’s PBM businesses. The CVS/Caremark $500 million plus cost synergy estimate was calculated through extensive review of both companies’ businesses and initial integration planning. This estimate only reflects the savings associated with increased purchasing synergies and operating efficiencies for the PBM business, and does not reflect other potential synergies resulting from the increased size and scale of the overall business. This process for calculating synergies was the same process that Caremark used in its acquisition of AdvancePCS. Both Caremark and CVS have a proven track record of exceeding synergy estimates.

Caremark and CVS have already received antitrust clearance and expect to close the transaction by the end of the first quarter of 2007, providing increased certainty of completion, as well as a significant timing advantage of at least six to nine months. As a result of having received antitrust clearance, integration planning for a CVS/Caremark merger is underway, assuring achievement of synergies starting in 2007. Caremark and CVS have filed a joint proxy statement with the Securities and Exchange Commission and are proceeding forward to a vote on the pending merger at special shareholders meetings to be held in the first quarter of this year.

“We are fully committed to our pending merger with CVS and believe strongly in the financial and strategic merits of the proposed combination. We are extremely pleased that we have received antitrust clearance for the combination with CVS, and believe that this certainty and the opportunity to close our merger promptly translate into a strong financial benefit. We are moving aggressively towards a first quarter closing, thus accelerating achievement of the already substantial synergies we anticipate from this combination and minimizing business risks,” stated Mac Crawford, Chairman, President and CEO of Caremark. “We are very pleased by the significant support this combination has received from our customers and our employees, who clearly believe in the strong benefits and enhanced services this merger will bring them. Our customers and our employees are our most important assets.”

Express Scripts Proposal

In contrast to the CVS transaction, Caremark’s Board believes that Express Scripts’ proposal:

•	Lacks strategic rationale;

•	Creates the risk of significant customer attrition and destruction of shareholder value;

•	Is intended to derail the strategic and compelling CVS/Caremark merger and is a defensive move by Express Scripts;

•	Includes questionable assumptions regarding the calculation of synergies;

•	Faces significant, if not insurmountable, antitrust risks and associated timing delays; and

•	Would result in a highly leveraged and weakened business with diminished financial strength and flexibility.

“Our Board gave careful consideration to Express Scripts’ proposal. In the end, our conclusion was simple and straightforward: Express Scripts’ proposal is not in the best interests of Caremark, its shareholders, customers and consumers. Caremark believes that its future success does not lie in simply creating a larger pharmacy benefits manager, but in becoming an end-to-end provider of diversified pharmaceutical services and integrated healthcare solutions, thereby enhancing Caremark’s already strong clinical outcomes and creating unique opportunities to improve consumers’ health, control costs, and meet the needs of payors,” continued Mr. Crawford.

Lacks Strategic Rationale

There is no logical or compelling strategic rationale for a combination of Express Scripts and Caremark. Simply creating a larger pharmacy benefits manager does not address evolving market dynamics, including an increasingly consumer-centric healthcare environment, and greater demand for access to information, personalized pharmaceutical and disease management services, and the ability to better manage costs.

In contrast to the merger with CVS, Express Scripts’ proposal would not provide Caremark with any unique services, programs or tools that could serve to address emerging healthcare trends, improve clinical outcomes, or help consumers manage costs and improve their health.

Creates the Risk of Significant Customer Attrition and Destruction of Shareholder Value

Express Scripts’ proposal creates substantial business risks and potential near- and long-term destruction of shareholder value resulting from the likely loss of existing and prospective customers. Given that Caremark’s shareholders would own 57% of the combined company under the Express Scripts proposal, they would bear the majority of these adverse consequences. Customers, including some of Caremark’s largest customers, have voiced strong opposition towards an Express Scripts/Caremark combination. These unsolicited comments to Caremark are in stark contrast to the extremely favorable response customers have had to the CVS/Caremark merger.

Caremark believes that uncertainties created by pursuing Express Scripts’ proposal would disrupt and adversely impact at a minimum the 2007 selling season, which extends through the first three quarters of the year. Caremark also believes that the uncertainties presented by the Express Scripts proposal would virtually eliminate new business opportunities and make it difficult to renew existing contracts.

Express Scripts’ recently reported financial results have raised questions about its ability to effectively integrate recent acquisitions. Additionally, all of Express Scripts’ past acquisitions have been significantly smaller than those completed by Caremark and CVS, and Express Scripts has no experience integrating a business the size of Caremark. In contrast, Caremark and CVS have an established track record of successfully integrating large-scale acquisitions, and these strong management teams are committed to remaining in place to integrate and manage the combined company.

Intended to Derail the Strategic and Compelling CVS/Caremark Merger and Is a Defensive Move by Express Scripts

Unlike Caremark’s and CVS’s decision to enter into a merger from positions of strength and provide plan sponsors and consumers with the products and services they desire, Express Scripts’ proposal is reactionary and defensive. Caremark believes that Express Scripts’ interference with the CVS/Caremark merger reflects Express Scripts’ concerns about the enhanced competition due to the innovative services created by a CVS/Caremark combination and the change in industry landscape that would result. Several of Caremark’s clients have notified Caremark that Express Scripts has contacted them in an effort to disrupt Caremark’s relationship with the client. Also, Express Scripts has lost approximately $1 billion in net business to Caremark over the last three years. Clearly, Express Scripts fears a greater loss in business when facing an even stronger combined CVS/Caremark.

Questionable Assumptions Regarding the Calculation of Synergies

Caremark has substantial doubts regarding the reliability of the synergy estimates espoused by Express Scripts, based on Caremark’s own knowledge and experience in developing synergy estimates. Express Scripts’ synergy analysis also fails to address the substantial potential negative synergies which could arise from a combination of Express Scripts and Caremark. In addition to the potential loss of business, factors such as the two companies’ vastly different formularies, contracting practices, and adjudication engines and systems create both integration risk and potential for additional negative synergies.

Faces Significant, if Not Insurmountable, Antitrust Risks and Timing Delays

Express Scripts’ proposal carries significant antitrust risk that could substantially delay closing, could prevent closing altogether, or could result in the imposition of conditions that could adversely impact the business, projected synergies, Express Scripts’ ability to obtain financing for such a transaction, and the terms of such financing. Potential remedies that could be sought by antitrust regulators would be difficult to execute in the pharmacy benefits management business given its service orientation and could negatively affect any potential benefits projected by Express Scripts.

Caremark’s merger with CVS has received antitrust clearance without a second request and is expected to close in the first quarter of 2007, while Express Scripts has just begun the antitrust approval process and Express Scripts does not expect to close its proposed transaction until the third quarter of 2007 at the earliest.

Highly Leveraged and Weakened Business with Diminished Financial Strength and Flexibility

Express Scripts’ proposal would create one of the most leveraged public companies in the healthcare services industry. With Express Scripts’ free cash flow dedicated to debt reduction for several years, the combined company would be severely restricted in its ability to invest in its business, pursue other strategic opportunities, react to changing market dynamics, or engage in value creating financial transactions beneficial to shareholders such as share repurchases and dividends. The concern over leverage associated with Express Scripts’ proposal is further evidenced by S&P’s recent decision to place Express Scripts on negative watch, a measure that is in contrast to the positive watch that CVS received following the merger announcement with Caremark. Negative synergies associated with lost customer accounts or antitrust remedies would only further increase these risks and concerns.

A combined CVS/Caremark will have significant free cash flow, an investment grade credit rating, and considerable borrowing power, giving it substantial financial flexibility to invest in its business and pursue opportunities to enhance shareholder value, including through a continuation of dividend payments and potential future share buybacks.

In addition to the reasons considered by the Board as described above, the Board considered various other factors as described in Caremark’s 8-K filing with the Securities and Exchange Commission.

CAREMARK PLANS TO MOVE FORWARD PROMPTLY WITH ITS PLANNED MERGER WITH CVS. THE BOARD OF DIRECTORS OF CAREMARK UNANIMOUSLY RECOMMENDS THAT CAREMARK STOCKHOLDERS VOTE IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER WITH CVS.

Additional Information

Caremark will be filing with the SEC a Current Report on Form 8-K today that provides further detail on the Board’s consideration of the Express Scripts letter and an update on certain additional information set forth in the preliminary joint proxy statement/prospectus previously filed with the SEC, including an update regarding communications that have occurred between Caremark and CVS with respect to the Express Scripts letter.

Caremark Investor Presentation

On Wednesday, January 10, 2007 at 12:30 PM EST, Caremark’s CEO Mac Crawford will present at the 25th Annual JP Morgan Healthcare Conference. An audio presentation will be broadcast live via webcast. The webcast will be available under the “Events” section of the Investor Relations page at www.caremark.com.

About Caremark

Caremark is a leading pharmaceutical services company, providing through its affiliates comprehensive drug benefit services to over 2,000 health plan sponsors and their plan participants throughout the U.S. The company’s clients include corporate health plans, managed care organizations, insurance companies, unions, government agencies and other funded benefit plans. In addition, Caremark is a national provider of drug benefits to eligible beneficiaries under the Medicare Part D program. The company operates a national retail pharmacy network with over 60,000 participating pharmacies, seven mail service pharmacies, the industry’s only FDA-regulated repackaging plant and 21 licensed specialty pharmacies for delivery of advanced medications to individuals with chronic or genetic diseases and disorders.

Additional information about Caremark is available at www.Caremark.com.

Contacts

Investors:	Craig Hartman, Caremark, (615) 743-6653
Alan Miller/Jennifer Shotwell, Innisfree M&A Incorporated,
(212) 750-5833

Media:	Steve Lipin/Nina Devlin, Brunswick Group, (212) 333-3810

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about Caremark and CVS. When used in this document, the words “anticipates”, “may”, “can”, “believes”, “expects”, “projects”, “intends”, “likely”, “will”, “to be” and any similar expressions and any other statements that are not historical facts, in each case as they relate to Caremark, CVS or the combined company or the transaction, are intended to identify those assertions as forward-looking statements. Such statements include, but are not limited to, statements about the benefits of the merger, information about the combined company, including expected synergies and projected revenues and cash flows, combined operating and financial data, including future financial and operating results, the combined company’s objectives, plans and expectations, the likelihood of satisfaction of certain closing conditions and whether and when the merger will be consummated. These statements are based upon the current beliefs and expectations of management of Caremark and CVS and are subject to a number of factors that could cause actual outcomes and results to be materially different from those projected or anticipated. These forward-looking statements are subject to numerous risks and uncertainties. The following factors, among other things, could cause actual results to differ from the forward-looking statements in this document: (1) the companies may be unable to obtain stockholder or regulatory approvals in a timely manner, if at all; (2) the businesses of Caremark and CVS may not be integrated successfully or as quickly as expected; (3) cost savings and any other synergies or cash flows from the merger may not be fully realized or may take longer to realize than expected; (4) the transaction may involve unexpected costs; (5) the businesses and results of operations of Caremark and CVS may suffer as a result of uncertainty surrounding the transaction; and (6) the industry may be subject to future regulatory or legislative action. Other unknown or unpredictable factors also could have material adverse effects on future results, performance or achievements of the two companies. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this document may not occur. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release. Risk factors affecting the businesses of each of Caremark and CVS are set forth in, and may be accessed through, each company’s filings with the SEC. These and other factors relating to the merger are available in the joint proxy statement/prospectus filed with the SEC.

Important Information for Investors and Stockholders

Caremark and CVS filed a joint proxy statement/prospectus with the SEC in connection with the proposed merger. Caremark and CVS urge investors and stockholders to read the joint proxy statement/prospectus and any other relevant documents filed by either party with the SEC because they contain important information.

Investors and stockholders are currently able to obtain the joint proxy statement/prospectus and other documents filed with the SEC free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by Caremark will be available free of charge on the investor relations portion of the Caremark website at www.caremark.com. Documents filed with the SEC by CVS will be available free of charge on the investor relations portion of the CVS website at http://investor.cvs.com. Investors and stockholders may obtain a detailed list of names, affiliations and interests of participants in the solicitation of proxies of Caremark stockholders to approve the merger at the following address: Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022.

Caremark, and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the merger. A description of the interests of Caremark’s directors and executive officers in Caremark is set forth in the proxy statement for Caremark’s 2006 annual meeting of stockholders, which was filed with the SEC on April 7, 2006. CVS, and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of CVS in connection with the merger. A description of the interests of CVS’s directors and executive officers in CVS is set forth in the proxy statement for CVS’s 2006 annual meeting of stockholders, which was filed with the SEC on March 24, 2006.

If and to the extent that any of the Caremark or CVS participants will receive any additional benefits in connection with the merger that are unknown as of the date of this filing, the details of those benefits are described in the definitive joint proxy statement/prospectus relating to the merger. Investors and stockholders can obtain more detailed information regarding the direct and indirect interests of Caremark’s and CVS’s directors and executive officers in the merger by reading the definitive joint proxy statement/prospectus.